As filed with the Securities and Exchange Commission on July 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	33-0728374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Steven N. Gersten

Senior Vice President, General Counsel

Dynavax Technologies Corporation

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series B Convertible Preferred Stock, $0.001 par value	4,140 (1)	$3,000 (5)	$12,420,000	$1,612.12
Common Stock, $0.001 par value	4,140,000 (2)	—	—	(7)
Warrants to Purchase Shares of Common Stock	2,916,250 (3)	—	—	(8)
Common Stock, $0.001 par value	10,441,250 (4)	$9.20 (6)	$96,059,500	$12,468.52

(1)	Represents shares of Series B Convertible Preferred Stock registered for resale by the selling holders named in this registration statement.
(2)

Estimated based on the total number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock is convertible into Common Stock, at the option of the holder, into 1,000 shares of Common Stock. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(3)	Represents warrants to purchase an aggregate of 2,916,250 shares of Common Stock registered for resale by the selling holders named in this registration statement.
(4)

Represents (i) an aggregate of 7,525,000 shares of Common Stock registered for resale by the selling holders named in this registration statement and (ii) an aggregate of 2,916,250 shares of Common Stock underlying the warrants registered for resale by the selling holders named in this registration statement. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices per share of common stock on June 26, 2020, as reported by The Nasdaq Capital Market.

(7)

No separate consideration will be received for the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock; therefore, no registration fee for those shares is required pursuant to Rule 457(i) under the Securities Act.

(8)	No fee is required pursuant to Rule 457(g) under the Securities Act.

PROSPECTUS

14,581,250 Shares of Common Stock

4,140 Shares of Series B Convertible Preferred Stock

Warrants to Purchase 2,916,250 Shares of Common Stock

This prospectus relates to the resale from time to time of up to (i) 14,581,250 shares of our common stock, which includes 4,140,000 shares of our common stock issuable upon conversion of 4,140 shares of our Series B convertible preferred stock, or Series B preferred, and 2,916,250 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock, or warrants, (ii) 4,140 shares of our Series B preferred and (iii) warrants to purchase up to 2,916,250 shares of our common stock, which are held by the selling holders named in this prospectus. We are not selling any common stock, Series B preferred or warrants under this prospectus and will not receive any of the proceeds from the sale of these shares or warrants by the selling holders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling holders may sell the shares of common stock, shares of Series B preferred and warrants described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling holders may sell their shares of common stock, shares of Series B preferred and warrants in the section titled “Plan of Distribution” beginning on page 9 of this prospectus. The registration of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the selling holders. The timing and amount of any sale is within the selling holder’s sole discretion, subject to certain restrictions.

The selling holders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, shares of Series B preferred and warrants, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock, shares of Series B preferred and warrants. We will not be paying any underwriting discounts or commissions in connection with the sale or disposition by the selling holders of the shares of common stock, shares of Series B preferred or warrants.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DVAX”. On June 30, 2020, the last reported sale price of our common stock was $8.87 per share. The Series B preferred and warrants are not listed on any exchange, and we do not intend to list the Series B preferred or warrants on any exchange.

An investment in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referred to under the heading “Risk Factors” beginning on page 4 of this prospectus and under any similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process or continuous offering process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this registration statement, the selling holders may sell from time to time in one or more offerings the common stock, Series B preferred and warrants described in this prospectus, or any combination of these securities.

We have not, and the selling holders have not, authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock, Series B preferred or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Dynavax,” “we,” “our, “us” or similar references mean Dynavax Technologies Corporation and its wholly owned subsidiary, Dynavax GmbH.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section titled “Risk Factors”, any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

The Company

Business Overview

We are a fully-integrated biopharmaceutical company focused on developing and commercializing novel vaccines. Our first commercial product, HEPLISAV-B® [(Hepatitis B Vaccine (Recombinant), Adjuvanted)], is approved by the United States Food and Drug Administration for prevention of infection caused by all known subtypes of hepatitis B virus in adults age 18 years and older. We commenced commercial shipments of HEPLISAV-B in January 2018. In addition, we are developing additional applications of our proprietary toll-like receptor 9 agonist adjuvant CpG 1018, the adjuvant used in our HEPLISAV-B product.

Corporate Information

We were incorporated in California in August 1996 under the name Double Helix Corporation, and we changed our name to Dynavax Technologies Corporation in September 1996. We reincorporated in Delaware in 2000. Our principal offices are located at 2100 Powell Street, Suite 900, Emeryville, CA 94608. Our telephone number is (510) 848-5100. We maintain an Internet website at www.dynavax.com. Information contained on, or accessible through, our website does not constitute part of this prospectus and is not incorporated by reference herein.

Dynavax Technologies and HEPLISAV-B are registered trademarks of Dynavax. Each of the other trademarks, trade names or service marks appearing in this prospectus and the information incorporated herein by reference belong to their respective owners. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information.”

The Offering

Common Stock to be Offered by the Selling Holders	14,581,250 shares.(1)

Series B Preferred to be Offered by the Selling Holders	4,140 shares of Series B preferred. This prospectus also relates to the offering by the selling holders of the shares of our common stock issuable upon conversion of the Series B preferred.

Warrants to be Offered by the Selling Holders	Warrants to purchase up to 2,916,250 shares of common stock. This prospectus also relates to the offering by the selling holders of the shares of our common stock issuable upon exercise of the warrants.

Description of Warrants	Each warrant has an exercise price of $4.50 per share of common stock for which the warrant is exercisable, is immediately exercisable and expires on February 12, 2022.

Description of Series B Preferred	Each share of Series B preferred is convertible at any time at the holder’s option into 1,000 shares of our common stock, provided that the holder is prohibited, subject to certain exceptions, from converting Series B preferred into shares of our common stock if, as a result of the conversion, the holder, together with its affiliates and other attribution parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage upon 61 days’ notice to us. The shares of Series B preferred generally have no voting rights except as required by law and except that the consent of the holders of a majority of our outstanding shares of Series B preferred will be required to amend the terms of the Series B preferred or take certain other actions with respect to the Series B preferred. The shares of Series B preferred are not entitled to any dividends, except to the extent that dividends are paid on our common stock, in which case the holders of the Series B preferred shall be entitled to participate in these dividends on an as-converted basis. In the event of our liquidation, dissolution, or winding up, holders of our Series B preferred will receive a payment equal to the amount that would be paid on the common stock underlying the Series B preferred, determined on an as-converted basis.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock, the shares of Series B preferred or the warrants covered by this prospectus.

Risk Factors	You should read this entire prospectus carefully, including the section titled “Risk Factors”, any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.

Nasdaq Capital Market Symbol	“DVAX.” The Series B preferred and warrants are not listed on any exchange, and we do not intend to list the Series B preferred or warrants on any exchange.

(1)

Includes 4,140,000 shares of common stock issuable to the selling holders upon the conversion of shares of Series B preferred and 2,916,250 shares of common stock issuable to the selling holders upon the exercise of warrants.

The selling holders named in this prospectus may offer and sell up to (i) 14,581,250 shares of our common stock, which includes 4,140,000 shares of our common stock issuable upon conversion of Series B preferred and 2,916,250 shares of our common stock issuable upon the exercise of warrants, (ii) 4,140 shares of our Series B preferred and (iii) warrants to purchase up to 2,916,250 shares of our common stock, which are held by the selling holders named in this prospectus and were issued by us in a registered offering that closed on August 12, 2019. Throughout this prospectus, when we refer to the shares of our common stock, Series B preferred and warrants being registered on behalf of the selling holders, we are referring to all shares of common stock, Series B preferred and warrants reported to us as owned by the selling holders as of March 11, 2020, as well as the maximum number of shares of common stock that may be issued upon the exercise of warrants and the maximum number of shares of common stock issuable upon conversion of the Series B preferred held by the selling holders as of March 11, 2020. We agreed to file the registration statement to which this prospectus forms a part to register these securities pursuant to a certain registration rights agreement with the selling holders dated March 11, 2020, or the Registration Rights Agreement. Additional information with respect to the Registration Rights Agreement is contained in this prospectus under the heading “Selling Holders”.

When we refer to the selling holders in this prospectus, we are referring to the entities named in this prospectus as the selling holders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling holders as a gift, pledge, or other non-sale related transfer.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our common stock, Series B preferred or warrants, you should consider carefully the specific risk factors discussed in the sections titled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 11, 2020, which is incorporated in this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we file with the SEC that are incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to successfully commercialize HEPLISAV-B® and our anticipated level of sales of HEPLISAV-B;

•	our ability to advance our CpG 1018 vaccine platform, including any scale up efforts in support of a potential COVID-19 vaccine by us and our collaborators;

•	the potential effects of the COVID-19 pandemic on our operations;

•	our ability to successfully develop and timely obtain regulatory approval of our other early stage compounds or successfully pursue strategic alternatives for such compounds;

•	our business, collaboration and regulatory strategy and our expectations with respect to the implementation of our business, collaboration and regulatory strategy;

•	our expectations with respect to our intellectual property position;

•	our product development efforts;

•	our ability to manufacture commercial supply and meet regulatory requirements; and

•	our estimates regarding our capital requirements and our need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed this information formed a reasonable basis for these statements at the time they were made, this information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements contained in this prospectus, including the documents that we incorporate by reference herein, as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, and in our filings with the SEC.

You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in these forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our securities by the selling holders pursuant to this prospectus. We will, however, receive the exercise price of the warrants to purchase an aggregate of 2,916,250 shares of our common stock covered by this prospectus if the holders of the warrants elect to exercise the warrants for cash. Under certain limited conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If any of the warrants are exercised on a cashless basis, we would not receive any cash payment upon any exercise of the warrants.

SELLING HOLDERS

The selling holders named in this prospectus may offer and sell up to (i) 14,581,250 shares of our common stock, which includes 4,140,000 shares of our common stock issuable upon conversion of shares of our Series B preferred and 2,916,250 shares of our common stock issuable upon the exercise of warrants, (ii) 4,140 shares of our Series B preferred and (iii) warrants to purchase up to 2,916,250 shares of our common stock. The foregoing shares and warrants represent all shares of common stock, Series B preferred and warrants reported to us as held by the selling holders as of March 11, 2020 and include the maximum number of shares of common stock issuable upon the exercise of warrants and conversion of the shares of Series B preferred held by the selling holders as of March 11, 2020.

In August 2019, Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, LP, the selling holders, acquired shares of our common stock, shares of our Series B preferred and warrants in an underwritten public offering. Bain Capital Life Sciences Fund, L.P. purchased 6,826,266 shares of our common stock, 3,756 shares of our Series B preferred and warrants to purchase 2,645,566 shares of our common stock. BCIP Life Sciences Associates, LP purchased 698,734 shares of our common stock, 384 shares of Series B preferred and warrants to purchase 270,684 shares of our common stock.

Andrew A. F. Hack, M.D., Ph.D., a managing director of Bain Capital Life Sciences Investors, LLC, is a director of Dynavax.

On March 11, 2020, we entered into the Registration Rights Agreement with the selling holders, pursuant to which we agreed, subject to certain exceptions, to register the resale of all of the shares of our common stock, shares of our Series B preferred (including the shares of our common stock issuable upon conversion thereof) and warrants (including the shares of our common stock issuable upon exercise thereof) held by the selling holders as of the date of the Registration Rights Agreement. We have agreed to provide the selling holders with customary indemnification in connection with the registration and resale of the selling holders’ securities pursuant to the Registration Rights Agreement. We have agreed to bear all expenses incurred by us in effecting the registration. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

On May 27, 2020, the selling holders purchased an aggregate of 1,000,000 shares of common stock in an underwritten public offering. We are not registering shares of our common stock acquired by the selling holders in our May 2020 underwritten public offering in the registration statement to which this prospectus forms a part.

Except for the ownership of the shares of common stock, Series B preferred and warrants covered by this prospectus, participation in our May 2020 underwritten public offering, the entry into the Registration Rights Agreement and Dr. Hack’s position on our board of directors, the selling holders have not had any material relationship with us or our affiliates within the past three years.

The table below, including the footnotes thereto, lists the selling holders and other information regarding the beneficial ownership of the shares of common stock, shares of Series B preferred and warrants held by each of the selling holders as of June 30, 2020 based on information provided to us by the selling holders.

The number of shares beneficially owned after the offering assumes the sale of all of the securities offered by the selling holders pursuant to this prospectus, including all of the shares of our common stock issuable upon exercise of the warrants and conversion of the Series B preferred, all shares of Series B preferred and all warrants. However, because the selling holders may sell all or some of their securities under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of securities that will be sold by the selling holders or that will be held by the selling holders after completion of any sales. We do not know how long any of the selling holders will hold the securities before selling them. Information concerning the selling holders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. For purposes of table below, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling holders.

The selling holders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

	Common Stock		Series B Preferred		Warrants		Common Stock, Series B Preferred and Warrants
	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Warrants Beneficially Owned Prior to Offering	Maximum Number of Warrants to be Sold Pursuant to this Prospectus	Securities Beneficially Owned After Offering(4)
Name of Selling Holder	Number		Number		Number		Number	Percent
Entities affiliated with Bain Capital Life Sciences(1)(2)	15,581,250	14,581,250(3)	4,140	4,140	2,916,250	2,916,250	1,000,000	*

*	Consists of less than one percent of our outstanding common stock.
(1)

Securities beneficially owned prior to the offering consist of securities held by Bain Capital Life Sciences Fund, L.P. (“BCLS”) and BCIP Life Sciences Fund, LP (“BCIPLS” and, together with BCLS, the “Bain Capital Life Sciences Entities”) as of June 30, 2020, of which (i) BCLS holds 7,733,411 shares of our common stock, 3,756 shares of our Series B preferred and warrants to purchase 2,645,566 shares of our common stock and (ii) BCIPLS holds 791,589 shares of our common stock, 384 shares of our Series B preferred and warrants to purchase 270,684 shares of our common stock. Bain Capital Life Sciences Investors, LLC (“BCLSI”), whose managers are Jeffrey Schwartz and Adam Koppel, is the ultimate general partner of BCLS and governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, each of BCLSI, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(2)

The Bain Capital Life Sciences Entities are prohibited from converting shares of Series B preferred and from exercising warrants into shares of common stock if, as a result of the exercise or conversion, the Bain Capital Life Sciences Entities would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding immediately after giving effect to the conversion or exercise, as applicable. Accordingly, pursuant to Rule 13d-3 of the Exchange Act, the Bain Capital Life Sciences Entities may be deemed to collectively beneficially own 9.99% of our outstanding common stock. Solely for purposes of this table, we have presented the number of shares beneficially owned by the Bain Capital Life Sciences Entities without regard to these provisions.

(3)

Consists of (i) 7,525,000 shares of our common stock held by the Bain Capital Life Sciences Entities, (ii) 4,140,000 shares of our common stock issuable upon conversion of Series B preferred held by the Bain Capital Life Sciences Entities and (iii) 2,916,250 shares of our common stock issuable upon exercise of warrants held by the Bain Capital Life Sciences Entities in full for cash.

(4)	Consists of (i) 907,145 shares of our common stock held by BCLS and (ii) 92,855 shares of our common stock held by BCIPLS.

PLAN OF DISTRIBUTION

The selling holders, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling securities offered by this prospectus or interests in securities offered by this prospectus received after the date of this prospectus from a selling holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in securities on any stock exchange, market or trading facility on which the respective securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling holders may use any one or more of the following methods when disposing of securities offered by this prospectus or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling holders to sell a specified number of the securities at a stipulated price per security;

•	a combination of any of these methods of sale; and

•	any other method permitted by applicable law.

The selling holders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling holders to include the pledgee, transferee or other successors in interest as selling holders under this prospectus. The selling holders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling holders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of securities offered by this prospectus, which securities the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented to reflect the transaction).

The aggregate proceeds to the selling holders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the selling holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale of any securities by the selling holders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling holders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

The selling holders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. The selling holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

To the extent required, the securities to be sold, the names of the selling holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling holders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of securities in the market and to the activities of the selling holders and their affiliates. These rules may limit the timing of purchases and sales of the securities by the selling holders. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify the selling holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus. We may be indemnified by the selling holders against liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling holder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

We have agreed with the selling holders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the securities may be sold without restriction pursuant to Rule 144 of the Securities Act.

There can be no assurance that any selling holder will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 278,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, 4,840 shares of which have been designated as Series B Preferred Stock.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, and the applicable provisions of the Delaware General Corporation Law, or Delaware Law. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and Delaware Law. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the section captioned “Where You Can Find Additional Information” in this prospectus.

Common Stock

Voting Rights. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each applicable series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any applicable series, but not below the number of shares of the applicable series then outstanding. Preferred stock can be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series B Preferred

The following summary of certain terms and provisions of the Series B preferred offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series B convertible preferred stock filed as an exhibit to the registration statement of which this prospectus is a part.

General. Our board of directors has designated 4,840 of the 5,000,000 authorized shares of preferred stock as Series B preferred. All outstanding shares of Series B preferred were validly issued and are fully paid and non-assessable.

Rank. The Series B preferred rank:

•	on parity with all of our common stock;

•	senior to any class or series of our capital stock thereafter created specifically ranking by its terms junior to the Series B preferred;

•	on parity with any class or series of our capital stock thereafter created specifically ranking by its terms on parity with the Series B preferred;

•	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series B preferred;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of the Series B preferred is convertible into 1,000 shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited from converting the Series B preferred into shares of our common stock if, as a result of the conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding; provided, however, that a holder may, upon written notice to us, elect to increase or decrease the beneficial ownership limitation, with any increase to be effective only after 61 days from delivery of the notice.

Liquidation Preference. In the event of our liquidation, dissolution, or winding up, holders of the Series B preferred will receive a payment equal to the amount that would be paid on the common stock underlying the Series B Preferred, determined on an as-converted basis.

Voting Rights. The shares of Series B preferred generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B preferred will be required to amend the terms of the Series B preferred.

Dividends. The shares of Series B preferred are not be entitled to receive any dividends, except to the extent that dividends are paid on our common stock, in which case the holders of the Series B preferred will be entitled to participate in the dividends on an as-converted basis.

Redemption. We are not obligated to redeem or repurchase any shares of Series B preferred. The shares of Series B preferred are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Fundamental Transaction. If a Fundamental Transaction (as defined below) occurs while any of the Series B preferred is outstanding, then upon any subsequent conversion of the Series B preferred, the holders will have the right to receive, in lieu of the right to receive the shares of our common stock that would have been issuable upon the conversion immediately prior to the occurrence of the Fundamental Transaction, the same kind and amount of securities, cash or property as the holder would have been entitled to receive upon the occurrence of the Fundamental Transaction if it had been, immediately prior to the Fundamental Transaction, the holder of the number of our common stock into which the Series B preferred would have been convertible. If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder of the Series B preferred will be given the same choice as to the consideration it receives upon any conversion of the Series B preferred following the Fundamental Transaction.

“Fundamental Transaction” means, as more particularly defined in the certificate of designation of preferences, rights and limitations of Series B preferred filed as an exhibit to the registration statement of which this prospectus forms a part, (A) we effect any merger or consolidation with or into another person (other than a merger in which we are the surviving or continuing entity and our common stock is not exchanged for or converted into other securities, cash or property), (B) we effect any sale, assignment, transfer or conveyance of all or substantially all of our properties or assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by us or another person) is completed pursuant to which more than 50% of the common stock not held by us or the person is exchanged for or converted into other securities, cash or property, (D) we consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons whereby all of these persons, individually or in the aggregate, acquire, either (x) at least 50% of our outstanding shares of common stock, (y) at least 50% of our outstanding shares of common stock calculated as if any shares of common stock held by all the persons making or party to, or affiliated with any person making or party to, the stock purchase agreement or other business combination were not outstanding; or (z) the number of shares of common stock such that the persons become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of common stock, (E) we effect any reorganization, recapitalization or reclassification of our common stock or any compulsory share exchange pursuant (other than as a result of specified dividends, subdivisions or combinations) to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (F) we, in one or more related transactions, allow any person or persons individually or in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of common stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of common stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of common stock not held by all of these persons calculated as if any shares of common stock held by all of these persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of common stock or our other equity securities sufficient to allow these persons to effect a statutory short form merger or other transaction requiring our other stockholders to surrender their common stock without approval of our stockholders.

Exchange Listing. We have not and do not intend to list the Series B preferred on any securities exchange or nationally recognized trading system.

Warrants

The following is a brief summary of certain terms and conditions of the warrants offered by the selling holders, and is subject in all respects to the provisions contained in the warrants.

Form. A copy of the form of warrant is included as an exhibit to the registration statement of which this prospectus forms a part.

Exercisability. The warrants are exercisable at any time and will expire on February 12, 2022.

The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon the exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, and if a resale registration statement registering the resale of the shares of common stock underlying the warrants under the Securities Act is also not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon the exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of a warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our stock outstanding immediately after giving effect to the exercise, as the percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease the percentage to any other percentage provided that any increase in the percentage shall not be effective until 61 days after the notice to us.

Exercise Price. The initial exercise price per share of common stock purchasable upon exercise of the warrants is $4.50. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the warrants and a trading market is not expected to develop.

Exchange Listing. We have not and do not intend to list the warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions. In the event of a Fundamental Transaction, as defined above, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to the Fundamental Transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of the holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant. The holder of a warrant will be entitled to participate, on an as-exercised basis, in any rights offering in which all holders of our common stock are entitled to participate.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect all of our directors due to be elected at each annual meeting of our stockholders. In addition, our certificate of incorporation provides that vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes may be filled by the affirmative vote of a majority of the remaining directors in office, even if less than a quorum, and that newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, unless our board of directors determines otherwise. Our bylaws provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the chairman of our board, our president, our secretary or a majority of the authorized number of directors may call a special meeting of stockholders. Our certificate of incorporation requires a 66-2/3% stockholder vote for the amendment, repeal or modification of certain provisions of our certificate of incorporation relating to, among other things, the classification of our board of directors and filling of vacancies on our board of directors. Our certificate of incorporation and bylaws also require a 66-2/3% stockholder vote for the stockholders to adopt, amend or repeal certain provisions of our bylaws relating to stockholder proposals at annual meetings, director nominees and the number and term of office of directors. Our board of directors also has the unilateral authority to repeal, alter or amend our bylaws or adopt new bylaws by unanimous written consent or at a meeting by the affirmative vote of a majority of the directors.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66-2/3% stockholder voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change of our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control that may not be advantageous to our stockholders. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal to encourage any entity desiring to acquire our company to do so in a negotiated transaction with our board. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of Delaware Law

We are subject to Section 203 of Delaware Law, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder (in one transaction or a series of transactions) of assets of the corporation having an aggregate market value equal to 10% or more of the aggregate market value of either all of the assets of the corporation or its outstanding stock;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•

the receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits, other than certain benefits set forth in Section 203, provided by or through the corporation.

Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services. Its address is 462 South 4th Street, Suite 1600, Louisville, KY 40202. Its phone number is (800) 522-6645. The transfer agent for any other securities will be named and described in the prospectus supplement for that series.

Nasdaq Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “DVAX.”

LEGAL MATTERS

Cooley LLP, San Diego, California will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. Our SEC filings are available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.dynavax.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part, and (ii) after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 11, 2020 (the “2019 Form 10-K”);

•	the information specifically incorporated by reference into our 2019 Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2020, as supplemented May 22, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 7, 2020;

•

our Current Reports on Form 8-K filed with the SEC on February 4, 2020, February  14, 2020, April 3, 2020 (other than with respect to information furnished under Item 2.02),  May 11, 2020,  May  18, 2020, May  21, 2020, May  22, 2020, May  29, 2020 and June 19, 2020; and

•

the description of the Company’s common stock contained in our registration statement on Form 8-A (SEC No. 000-50577), filed with the SEC on February 6, 2004, and any other amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.1 of the 2019 Form 10-K.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.dynavax.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following address:

Dynavax Technologies Corporation

Attention: Secretary

2100 Powell Street, Suite 900

Emeryville, CA 94608

(510) 848-5100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by us in connection with the offering of our securities that are being registered. All amounts are estimates except the registration fee.

	Amount to Be Paid
SEC registration fee	$14,080.64
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$25,000	*
Printing and miscellaneous	$5,000	*
Total	$94,080.64

*	Estimated.

Item 15. Indemnification of Directors and Officers

Under Section 145 of the Delaware Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation and bylaws include provisions which (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware Law and (ii) require us to indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. The registrant believes that these provisions are necessary to attract and retain qualified persons as directors and executive officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which the director derived an improper personal benefit, and any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

We have entered into indemnity agreements with certain of our directors and executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or executive officers, provided, among other things, that such person’s conduct was not knowingly fraudulent or deliberately dishonest or constituted willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.

We maintain an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

II-i

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Document	Exhibit Number	Filing	Filing Date	File No.	Filed Herewith

3.1	Sixth Amended and Restated Certificate of Incorporation	3.1	S-1/A	February 5, 2004	333-109965

3.2	Amended and Restated Bylaws	3.8	10-Q	November 6, 2018	001-34207

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 4, 2010	001-34207

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.1	8-K	January 5, 2011	001-34207

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation	3.6	8-K	May 30, 2013	001-34207

3.6	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	November 10, 2014	001-34207

3.7	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	June 2, 2017	001-34207

3.8	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	July 31, 2017	001-34207

3.9	Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation	3.1	8-K	May 29, 2020	001-34207

3.10	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	3.1	8-K	August 8, 2019	001-34207

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 , 3.5, 3.6, 3.7 , 3.8, 3.9 and 3.10 above

4.2	Form of Specimen Common Stock Certificate	4.2	S-1/A	January 16, 2004	333-109965

4.3	Form of Series B Convertible Preferred Stock Certificate	4.3	10-Q	November 7, 2019	001-34207

4.4	Form of Warrant to Purchase Common Stock	4.1	8-K	August 8, 2019	001-34207

4.4	Registration Rights Agreement, dated March 11, 2020, by and among the Company Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, LP.	99.D	13D/A	March 12, 2020	005-80035

5.1	Opinion of Cooley LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

II-ii

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on
Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-iii

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on July 2, 2020.

Dynavax Technologies Corporation

By:	/s/ RYAN SPENCER
Ryan Spencer
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ryan Spencer,
Steven N. Gersten and Michael Ostrach, and each of them, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RYAN SPENCER Ryan Spencer	Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2020

/s/ MICHAEL OSTRACH Michael Ostrach	Senior Vice President, Chief Financial Officer and Chief Business Officer (Principal Financial Officer)	July 2, 2020

/s/ JUSTIN BURGESS Justin Burgess	Controller, Principal Accounting Officer (Principal Accounting Officer)	July 2, 2020

/s/ FRANCIS R. CANO Francis R. Cano, Ph.D.	Director	July 2, 2020

/s/ ANDREW A.F. HACK Andrew A.F. Hack, M.D., Ph.D.	Director	July 2, 2020

/s/ DANIEL L. KISNER Daniel L. Kisner, M.D.	Director	July 2, 2020

/s/ ARNOLD L. ORONSKY Arnold L. Oronsky, Ph.D.	Director	July 2, 2020

/s/ PEGGY V. PHILLIPS Peggy V. Phillips	Director	July 2, 2020

/s/ NATALE S. RICCIARDI Natale S. Ricciardi	Director	July 2, 2020